Exhibit 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in:

    (I)   Registration Statement No. 2-98602 (1985 Stock Option Plan) on
          Form S-8;

   (ii) Registration Statement No. 33-18867 (Godfrey Company 1981 Stock Option Plan and 1984 Nonqualified Stock Option Plan) on Form S-8;

  (iii)   Registration Statement No. 33-36586 (1990 Fleming Stock Option
          Plan) on Form S-8;

   (iv) Registration Statement No. 33-56241 (Dividend Reinvestment and Stock Purchase Plan) on Form S-3;

    (v) Registration Statement No. 33-61860 (Debt Securities, Series C) on Form S-3;

   (vi)   Registration Statement No. 33-55369 (Senior Notes) on Form S-3

of our report dated February 22, 1996 (April 12, 1996 as to effects of a jury verdict, other resulting legal proceedings and related matters discussed in Subsequent Events note) appearing in this Annual Report on Form 10-K of Fleming Companies, Inc. for the year ended December 30, 1995.


DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
April 12, 1996